Exhibit 10.4


                           Riggs National Corporation
                            Executive Incentive Plan


         1. Purpose. The purpose of the Executive Incentive Plan (the "Plan") is to advance the interests of Riggs National Corporation (the "Company") and its stockholders by providing incentives in the form of bonus awards to certain executives of the Company and any of its subsidiaries or other related business units or entities ("Affiliates") who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Affiliates.

         2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two "outside directors," as defined under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.



                  The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the executives to be granted bonus awards (the "Bonuses") under the Plan, to determine the size and terms of the Bonus made to each individual selected (subject to the limitation imposed below), to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect of Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. If the Committee determines that a Bonus to be granted to a Covered Employee (or a person likely to be a Covered Employee) should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, all of the foregoing determinations shall be made by the Committee, if the Committee is comprised solely of "outside directors" and, if it is not, then by a subcommittee of the Committee so comprised.

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         3.  Participation.  The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the executives of the Company and its Affiliates who may participate in the Plan and be granted Bonuses under the Plan ("Participants").

         4. Bonuses under the Plan.

                  (a) In General. The Committee shall determine the amount of a Bonus to be granted to each Participant in accordance with subsection (b) below.

                  (b) Bonuses. (i) The Committee may in its discretion award a Bonus to a Participant who it reasonably believes may be a Covered Employee for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (b). Subject to clause (iii) of this
Section 4(b), the amount of a Participant's Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days that is equal to 25 percent of the relevant performance period. The maximum aggregate limit on Bonuses that may be awarded under this Plan to any Participant with respect to any calendar year is $2 million.

                  (ii) The amount of any Bonus will be based on objective performance goals and a targeted level or levels of performance with respect to each goal as specified by the Committee. One or more of the following business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company shall be used by the Committee in establishing performance goals for Bonuses: (A) before or after tax net income;
(B) net income available for common stock; (C) earnings per share; (D) book value per share; (E) stock price; (F) return on stockholders' equity; (G) the relative performance of peer group companies; (H) expense management; (I) return on investment; (J) improvements in capital structure; (K) return on assets; (L) profit margins; (M) budget comparisons; and (N) total return to stockholders.

                  (iii) The Committee shall determine (in writing with respect to any Covered Employee) whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Bonus. No Bonuses will be paid until such certification is made by the Committee.



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                  (iv) The provisions of this Section 4(b) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Affiliates of the payment of Bonuses.

         5. Designation of Beneficiary by Participant. The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant's death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant's death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant's estate.

         6.       Miscellaneous Provisions.

                  (a) No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Affiliates.

                  (b)  Except  as  may  be   approved   by  the   Committee,   a
Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant.

                  (c) The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus and to include with respect to any award any change in control provision.



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                  (d) The  Company  and its  Affiliates  shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

                  (e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

                  (f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                  (g) The Plan shall be effective as of August 23, 1999 (the "Effective Date"), subject to the affirmative vote of the holders of a majority of all shares of Common Stock of the Company present in person or by proxy at the Annual Meeting of the Company to be held on April 12, 2000.

         7. Plan Amendment or Suspension. The Plan may be amended, suspended or terminated in whole or in part at any time and from time to time by the Committee or the Board without the consent of the Company's stockholders or any Participant; provided, however, that any amendment to the Plan shall be submitted to the stockholders if stockholder approval is required by any applicable law, rule or regulation.

         8. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission of any terms of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.



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         9. Actions and  Decisions  Regarding  the Business or Operations of the
Company and/or its Affiliates. Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its Affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.